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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington D. C. 20549


                                   FORM 8-K



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


                        Date of Report:  January 12, 2000



                       Ramex Synfuels Internations, Inc.
            ______________________________________________________
            (Exact Name of Registrant as Specified in its Charter)


                                 Nevada
                ______________________________________________
                (State or Other Jurisdiction of Incorporation)


           000-18081                              87-0360039
     ________________________        ____________________________________
     (Commission File Number)        (IRS Employer Identification Number)


            2204 W. Wellesley, Spokane, WA              99205
            ________________________________________  __________
            (Address of Principal Executive Offices)  (Zip Code)


                             (509) 328-9633
              _______________________________________________
              (Registrant's Phone Number, Including Area Code)













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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
         N/A

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         N/A

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
         N/A

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS
         N/A

ITEM 5.  OTHER EVENTS

On January 7, 2000 the registrant executed an agreement and plan of reorganization with SportsSports.com Inc, a Florida Corporation, whereby the registrant (Ramex Synfuels International, Inc.) will undergo a one for thirty reverse stock split of its existing 28,138,765 shares of common stock outstanding, which will result in a balance of approximately 937,957 shares of common stock outstanding. Simultaneously, the registrant will issue 9, 12,043 shares of common stock to the shareholders of SportsSports.com, Inc. in exchange for 100% of the outstanding shares of common stock of SportsSports.com, Inc. In addition, the registrant will issue 350,000 shares of common stock to two individuals for consulting services. This transaction is subject to the approval of the shareholders of the registrant.

SportsSports.com is an Internet retailer with web site www.sportsend.com, which sells sports merchandise, collectibles and sporting goods.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS
         N/A

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)  Financial statements of business required
              N/A
         (b)  Pro forma financial statements
              N/A
         (c)  Exhibits
              N/A

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMEX SYNFUELS INTERNATIONAL, INC.

   /s/ Mayard Moe                                      01/12/2000
By:___________________________                  Date: ____________________
Maynard Moe
Title: President and CEO